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                                                                   EXHIBIT 10.81

                                 HOSTPRO, INC.

                         2000 EQUITY INCENTIVE PLAN II

                                NOTICE OF GRANT

     This Notice of Grant (the "Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between HostPro, Inc., a Delaware corporation, or any successor corporation (the "Company") and the participant named below (the "Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2000 Equity Incentive Plan.

Participant:                 Joel Kocher
                             ---------------------------------------------------
Social Security Number:
                             ---------------------------------------------------
Address:                     900 E. Karcher Road
                             ---------------------------------------------------
                             Nampa, Idaho 83687
                             ---------------------------------------------------
Total Option Shares:         1,800,000
                             ---------------------------------------------------
Exercise Price Per Share:    $.56
                             ---------------------------------------------------
Date of Grant:               February 23, 2001
                             ---------------------------------------------------
First Vesting Date:          December 22, 2001
                             ---------------------------------------------------
Expiration Date:             December 21, 2010
                             ---------------------------------------------------
                             (unless earlier terminated under Section 5.6 of the
                             Plan)
Type of Stock Option
(Check one):                 [ ] Incentive Stock Option

                             [X] Nonqualified Stock Option

     1.   Grant of Option.  The Company hereby grants to Participant an option
          ---------------
(this "Option") to purchase the total number of shares of Common Stock, .01 par value, of the Company set forth above as Total Option Shares (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan.

     2.   Exercise Period.
          ---------------

          2.1  Exercise Period of Option.  Provided Participant continues to
               -------------------------
provide services to the Company as Chief Executive Officer, except as otherwise provided in this Section 2.1, the Option will become vested and exercisable as to portions of the Shares as follows: (i) this Option shall not vest nor be exercisable with respect to any of the Shares until
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the First Vesting Date set forth on the first page of this Agreement (the "First
Vesting Date") (ii) on the First Vesting Date the Option will become vested and exercisable as to nine hundred thousand (900,000) of the Shares; and (iii) thereafter on the first day of each of the succeeding thirty six (36) months the Option will become vested and exercisable as to twenty five thousand (25,000) of the Shares until the Shares are vested with respect to one hundred percent
(100%) of the Shares. However, in the event of Participant's Resignation for Good Reason or termination without Cause, in either case prior to December 22, 2001, the Option will vest as follows: nine hundred thousand (900,000) Shares of the Option shall become immediately vested and exercisable, in lieu of any other vesting set forth in this Agreement. In the event of Participant's Resignation for Good Reason or termination without Cause within twelve months following a Corporate Transaction, one hundred percent (100%) of the Unvested Shares of the Option will become vested and exercisable. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares. Subject to earlier termination of the Option as provided herein, this Option may not be exercised prior to the earlier of (i) issue to the public of shares of Common Stock ("IPO") pursuant to a Form S-1 Registration Statement under the Securities Act of 1933, as amended (the "Act"),
(ii) the registration under the Act of any substituted stock underlying the Option or (iii) five (5) years from the date such Option is granted.

          2.2  Vesting of Option.  Shares that are vested pursuant to the
               -----------------
schedule set forth in Section 2.1 are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "Unvested Shares."

          2.3  Expiration.  The Option shall expire on the Expiration Date set
               ----------
forth above or earlier as provided in Section 3 below or pursuant to Section 5.6 of the Plan.

          2.4  Definitions.  As used in this Agreement, the following terms
               -----------
have the following meanings:

               2.4.1. "Resignation for Good Reason" means Participant's resignation of his employment upon written notice to the Board of Directors within 120 days following the occurrence of a "Good Reason."

               2.4.2. "Cause" means termination by the Company of Participant's employment because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a parent or subsidiary of the Company or any successor, as applicable, the Participant's conviction for, or guilty plea to, a felony or a crime, or any willful perpetration by the Participant of a common law fraud, (ii) Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any successor, as applicable, or any other entity having a business relationship with the Company, or any successor, as applicable, (iii) any breach by Participant of any material provision of any agreement or understanding between the Company and Participant regarding

Participant's service as an employee, officer, director or consultant to the Company or any successor, as applicable, which results in loss, damage or injury to the Company or any successor, including, without limitation, the willful and continued refusal of Participant to perform the material duties reasonably required of Participant as an employee, officer, director or consultant of the Company or any successor, other than as a result of having a Disability, (iv) Participant's violation of the policies of the Company or any successor, as applicable, so as to cause loss, damage or injury to the property, reputation or employees of the Company or any successor, or (v) any willful misconduct or unauthorized actions by Participant which results in loss, damage or injury to the Company or any successor.

               2.4.3. "Disability" means (i) Participant's incapacity due to physical or mental illness that causes Participant to be absent from the full-time or regular performance of Participant's duties with the Company or any successor, as applicable, for at least 90 consecutive days, and (ii) Participant's failure to return to full-time or regular performance of Participant's duties for the Company or any successor, as applicable, within 15 days after receiving written notice of termination of this Agreement due to Disability. Any question as to the existence of a Disability upon which Participant and the Company cannot agree shall be determined by a qualified independent physician selected by the Company and approved by Participant. The determination of such physician made in writing to the Company and to Participant shall be final and conclusive for all purposes of determining Disability under this Agreement.

               2.4.4. "Good Reason" means a resignation of Participant's employment because of one or more of the following reasons: (i) a substantial adverse change without Participant's consent in Participant's responsibilities from those in effect or assigned as of the Date of Grant; (ii) Participant's no longer being the Chief Executive Officer of the Company or, in the case of a Corporate Transaction, of the surviving entity or acquiror that results from any Corporate Transaction; Date of Grant; or (iii) a Company-imposed relocation of Participant's principal place of employment from that of the headquarters established by the Company after the Date of Grant, without Participant's consent; provided, however, that any event described in clauses (i) through
(iii) shall not constitute Good Reason unless it is first communicated by Participant to the Company in writing and such event is not corrected by the Company in a manner that is reasonably satisfactory to Participant within 10 days of the Company's receipt of such written notice from Participant.

     3.   Termination.
          -----------

          3.1  Resignation for Good Reason or Termination Without Cause.
               --------------------------------------------------------
Following Participant's resignation for Good Reason or termination by the Company without Cause, the Participant (or Participant's legal representative) may exercise the Option only to the extent that such Option are exercisable on the Termination Date or as otherwise determined by the Committee. Such Option must be exercised by the Participant, if at all, as to some or all of the Vested Shares calculated as of the Termination Date for a period of thirty (30) days from the later of such Termination Date but, in any event, no later than the expiration of the Option.

          3.2  Termination Because of Death or Disability.  Following
               ------------------------------------------
Participant's death or Disability, Participant (or Participant's legal representative) may exercise the Option only to the extent that such Option are exercisable on the Termination Date or as otherwise determined by the Committee. Such Option must be exercised by the Participant, if at all, as to some or all of the Vested Shares calculated as of the Termination Date for a period of thirty (30) days from the later of such Termination Date but, in any event, no later than the expiration date of the Option.

          3.3  Termination for Cause.  If Participant is terminated by the
               ---------------------
Company for Cause, then Participant's Option shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

          3.4  Extension of Time to Exercise Following Spinoff or Corporate
               ------------------------------------------------------------
Transaction.  Notwithstanding anything in the Plan or in this Section 3 to the
-----------
contrary, if (i) a Participant is employed by Micron Electronics, Inc. ("MEI") or Micron Technology, Inc. immediately preceding a Spinoff or (ii) a Participant's Option accelerate pursuant to Section 5 hereof, then such Option may be exercised within one year following the later of (A) such Spinoff or acceleration or (B) the registration under the Act of the Shares or any substituted stock underlying such Option.

          3.5  No Obligation to Employ.  Nothing in the Plan or this Agreement
               -----------------------
shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

          3.6  Confidentiality.  Participant agrees that  information regarding
               ---------------
this Option, including, but not limited to, the issuance of the Option to Participant and the number of Shares subject to the Option, is Company confidential information, and is subject to Participant's obligations to maintain such information in confidence. Participant agrees not to disclose such information to any third party, except to his or her immediate family members, accountants, financial advisors and attorneys (each of whom shall be informed of the confidential nature of the information and agree not to disclose the information to any third party), or as required by law. Participant agrees that the Committee may, at its discretion, immediately terminate all or part of this Option if Participant violates this Section 3.6.

     4.   Manner of Exercise.
          ------------------

          4.1  Stock Option Exercise Agreement.  To exercise this Option,
               -------------------------------
Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as may be approved by the Committee from time to time (the "Exercise Agreement"), which shall set forth, inter alia, (i) Participant's election to
                                    ----- ----
exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding Participant's

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investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

          4.2  Limitations on Exercise.  The Option may not be exercised unless
               -----------------------
such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

          4.3  Payment.  The Exercise Agreement shall be accompanied by full
               -------
payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

               (a) by cancellation of indebtedness of the Company to the Participant;

               (b) by surrender of shares of the Company's Common Stock that (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

               (c) by waiver of compensation due or accrued to Participant for services rendered;

               (d) provided that a public market for the Company's stock exists: (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

               (e) any other form of consideration approved by the Committee; or

               (f) by any combination of the foregoing.

          4.4  Tax Withholding.  Prior to the issuance of the Shares upon
               ---------------
exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

          4.5  Issuance of Shares.  Provided that the Exercise Agreement and
               ------------------
payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     5.   CORPORATE TRANSACTIONS.
          ----------------------

          (a) Assumption or Replacement of Option by Successor.  In the event of
              ------------------------------------------------
(i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Option granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on Participant), (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, or (iv) the sale of substantially all of the assets of the Company (each, a "Corporate Transaction"); this Option may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participant. Notwithstanding the foregoing, a transaction that results in MEI stockholders owning more than 50% of the resulting entity will not constitute a Corporate Transaction. In the alternative, the successor or acquiring corporation may substitute equivalent Option or provide substantially similar consideration to Participant as was provided to shareholders (after taking into account the existing provisions of the Option). The successor or acquiring corporation may also issue, in place of outstanding unvested Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. Notwithstanding anything in this Section 5(a) to the contrary, in the event that Participant's employment is terminated by the Company without Cause or Participant resigns for Good Reason, in either case within one (1) year following the date of a Corporate Transaction, then the vesting of the unvested portion of the Option will accelerate as to 100% of the unvested Shares held by Participant upon the occurrence of such event.

          In the event such successor or acquiring corporation (if any) refuses to assume or substitute Option, as provided above, pursuant to a Corporate Transaction described in this Subsection 5(a), then notwithstanding any other provision in the Plan or Notice of Grant to the contrary, the vesting of such Option will accelerate and the Option will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Option are not exercised prior to the consummation of the Corporate Transaction, they shall terminate in accordance with the provisions of the Plan. Notwithstanding anything in the Plan or the Notice of Grant to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Option granted pursuant to the Plan will accelerate upon a Corporate Transaction described in this Section 5. If the Committee exercises such discretion with respect to Option, such Option will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Option are not exercised prior to the consummation of the Corporate Transaction, they shall terminate at such time as determined by the Committee.

          (b) Other Treatment of Option.  Subject to any greater rights granted
              -------------------------
to Participants under the foregoing provisions of this Section 5, in the event of the occurrence of any transaction described in Section 5(a) hereof, any outstanding Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

          (c) Assumption of Option by the Company.  The Company, from time to
              -----------------------------------
time, also may substitute or assume outstanding options granted by another company, whether in connection with a Corporate Transaction, acquisition of such other company or otherwise, by either (i) granting an option under this Plan in substitution of such other company's option or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted Exercise Price.

     6.   Company's Right of First Refusal.  Before any Vested Shares held by
          --------------------------------
Participant or any transferee of such Vested Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the "Right of First Refusal"). The Company's Right of First Refusal will terminate when the Company's securities become publicly traded.

     7.   Notice of Disqualifying Disposition of ISO Shares.  If the Option is
          -------------------------------------------------
an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and (ii) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

     8.   Compliance with Laws and Regulations.  The exercise of the Option and
          ------------------------------------
the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

     9.   Nontransferability of Option.
          ----------------------------

          9.1  Nontransferability of Option.  The Option may not be transferred
               ----------------------------
in any manner other than by will or by the laws of descent and distribution or as determined by the Committee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

          9.2  All Option other than NQSO's.  All Option other than NQSO's shall
               -----------------------------
be exercisable: (i) during the Participant's lifetime, only by (A) the Participant, or (B) the Participant's guardian or legal representative; and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees.

          9.3  NQSOs.  Unless otherwise restricted by the Committee, an NQSO
               -----
shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by "permitted transfer;" and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant's lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

     10.  Section 280G Excise Tax.  In the event that any Payment to Participant
          -----------------------
set forth in this Agreement is subject to the federal excise tax (the "Excise Tax") on the type of payment defined under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as determined pursuant to Section 10 of this Agreement, the Company shall pay to Participant a tax restoration payment (the "Gross-Up Payment") equal to: (a) the Excise Tax on the Payment, plus (b) the Excise Tax on the Gross-Up Payment, plus
(c) federal, state and local income taxes on the Gross-Up Payment, assuming that such taxes are imposed at their highest marginal rate. All determinations with respect to any Gross-Up Payment shall be made in accordance with Sections 10.1 through 10.5 below. For purposes of this Agreement, (i) "Accounting Firm" means PricewaterhouseCoopers LLP or, if such firm is unable or unwilling to perform the services contemplated by this Agreement, such other national accounting firm as the Company and Participant shall designate by mutual agreement and (ii) "Payment" means any payment that is described in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, which is received by Participant hereunder whether with this Agreement or otherwise. All Payments shall be made less applicable federal, state and local tax withholding and payroll deductions.

          10.1 Upon prior written notice from the Participant, the Company shall within 15 days following the consummation of a Corporate Transaction, or the date of termination of Participant's employment, cause the Accounting Firm to (i) make a determination whether any Payment received by Participant is subject to the Excise Tax, and (ii) provide supporting calculations and an analysis to Participant and the Company with respect to such a determination.
In the event that the Accounting Firm determines that any Payment received by Participant is subject to the Excise Tax, the Company shall cause the Accounting Firm to determine the amount of the applicable Gross-Up Payment owed to Participant in accordance with Section 10, and the Company shall thereafter provide such Gross-Up Payment in accordance with Section 10.2. In the event that the Accounting Firm determines that any Payment received by Participant is not subject to the Excise Tax, then the Company shall cause the Accounting Firm to provide the Company, which shall furnish Participant with a copy, with a written opinion that the Company has substantial authority under the Code, and the proposed, temporary and promulgated regulations under Section 280G of the Code or any successor provision thereto, not to withhold such an Excise Tax or report such an Excise Tax on Participant's W-2. Any determination or opinion by the Accounting Firm shall be binding upon Participant and the Company with respect to whether the Company is required to provide any Gross-Up Payment to Participant under this Section 10.1. The Company shall pay all of the fees and expenses of the Accounting Firm relating to any determination or opinion required under this Section 10.1. Notwithstanding the Accounting Firm's determination or opinion, if a claim or notice of possible claim ultimately is asserted by the Internal Revenue Service (the "Claim") that, if made and successful, would subject any Payment to the Excise Tax, then Participant shall be entitled to indemnification and the other rights and obligations as set forth in Section 10 of this Agreement.

          10.2 In the event that the Accounting Firm determines a Gross-Up Payment is owed to Participant under Section 10.1, the Company shall pay to Participant the amount of the Gross-Up Payment determined by the Accounting Firm within 10 days of the Company's receipt of such determination, subject to the rights and obligations as set forth in Section 10 of this Agreement.

          10.3 If the initial Gross-Up Payment provided under Section 10.2 is insufficient to cover the amount of the Excise Tax that is ultimately determined pursuant to a Claim to be owed by Participant with respect to any Payment (an "Underpayment"), the Company, after exhausting its remedies under Section 10.4, shall promptly pay to Participant an additional Gross-Up Payment in respect of the Underpayment. If the initial Gross-Up Payment provided under Section 10.2 is in excess of the amount necessary to cover the Excise Tax that is ultimately determined pursuant to a Claim to be owed by Participant with respect to any Payment (an "Overpayment"), the Participant shall promptly repay to the Company an amount equal to the Overpayment within 10 business days of the Company's request for such repayment.

          10.4 The following procedures shall apply to the Parties with respect to their respective rights and obligations under Section 10 of this Agreement in the event of any Claim (as defined in Section 10.1):

                10.4.1 Participant shall notify the Company of any Claim, irrespective of whether any Gross-Up Payment previously has been provided by the Company to Participant. Such notice shall be given within 10 days after Participant knows of such Claim, and shall apprise the Company of the nature of the Claim and the date on which the Claim is requested to be paid, and shall include complete copies of all notices or communications received by the Participant from the Internal Revenue Service or its representatives with respect to the Claim. Participant agrees not to pay the Claim until the expiration of the 30-day period following the date on which Participant notifies the Company, or such shorter period ending on the date the Taxes with respect to such Claim are due (the "Notice Period"). Participant's failure to timely notify the Company of any claim as required by this Section 10.4.1 shall result in a waiver of Participant's rights under this Section 10.

                10.4.2 If the Company notifies Participant prior to the expiration of the Notice Period that it desires to contest the Claim, Participant shall: (a) provide the Company with any information reasonably requested by the Company relating to the Claim; (b) take such action in connection with the Claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such Claim by attorneys selected by the Company; (c) cooperate with the Company in good faith in contesting the Claim; and (d) permit the Company to participate in any proceedings relating to the Claim.

                10.4.3 If the Company does not notify Participant prior to the end of the Notice Period of the Company's desire to contest the Claim, and if the Company previously has not provided Participant with an initial Gross-Up Payment under Section 10.2, the Company shall pay to Participant a Gross-Up Payment or an additional Gross-Up Payment, as the case may be, in respect of any Payment that is subject of the Claim; provided, however, that Participant shall immediately pay the amount of the Excise Tax that is the subject of the Claim to the applicable taxing authority in accordance with applicable law, and Participant shall release, indemnify and hold the Company harmless from any costs, expenses, penalties, fines, interest or other liabilities with respect to Participant's failure to pay such Excise Tax as required under this Section 10.4.3.

                10.4.4 If the Company notifies Participant of the Company's desire to contest the Claim, and if thereafter requested by the Company, Participant shall either pay the federal, state and local income taxes to which he is subject at the time of determination, calculated on the basis of the highest marginal rates then in effect, plus any additional payroll or withholding taxes to which Participant is then subject (the "Taxes") claimed in respect of the Excise Tax and timely sue for a refund, or timely contest the Claim in any permissible manner and prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts as the Company shall determine in its sole discretion; provided, however, that if the Company directs Participant to pay such Claim and pursue a refund, the Company shall advance the amount of such payment to Participant on an after-tax and interest-free basis (the "Advance"), subject to the rights and obligations under Section 10.5.

                10.4.5 Participant shall permit the Company to control all proceedings related to the Claim and, at the Company's option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such Claim. The Company's control of the contest and proceedings related to the Claim shall be limited to the issues related to the Excise Taxes and Gross-Up Payments, and Participant shall be entitled to settle or contest, as the case may be, any other unrelated issues raised by the Internal Revenue Service or other taxing authority.

          10.5  If, after receipt by Participant of an Advance under Section
10.4.4 of this Agreement, Participant becomes entitled to a refund with respect to the Claim to which such Advance relates, Participant shall pay to the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). However, if after receipt by Participant of an Advance, a determination is made that Participant shall not be entitled to any refund with respect to the Claim and the Company does not promptly notify Participant of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by Participant and the amount thereof shall offset the amount of any additional Gross-Up Payment then owing to Participant.

          10.6 The Company shall indemnify Participant and hold Participant harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities (the "Losses") incurred by Participant with respect to the exercise by the Company of any of its rights under this Section 10, including, without limitation, any Losses related to the Company's decision to contest a Claim or any imputed income to Participant resulting from any Advance or action taken on Participant's behalf by the Company pursuant to this
Section 10. The Company shall pay all reasonable legal fees and expenses incurred by the Company under this Section 10, and shall promptly reimburse Participant for the reasonable expenses incurred by Participant in connection with any actions taken by the Company or required to be taken pursuant to this
Section 10.

     11.  Privileges of Stock Ownership.  Participant shall not have any of
          -----------------------------
the rights of a stockholder with respect to any Shares until the Shares are issued to Participant.

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

     12.  Tax Consequences.  Set forth below is a brief summary as of the
          ----------------
Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

          12.1  Exercise of Nonqualified Stock Option.  There may be a regular
                -------------------------------------
federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          12.2  Disposition of Shares.  The following tax consequences may apply
                ---------------------
upon disposition of the Shares.

                (a) Nonqualified Stock Option.  If the Shares are held for more
                    -------------------------
than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

                (c) Withholding.  The Company may be required to withhold from
                    -----------
the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

     13.  Interpretation.  Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

     14.  Entire Agreement.  The Plan is incorporated herein by reference.
          ----------------
This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof, including but not limited to the continued vesting provisions in
Section 3 of the Employment and Non-Compete Agreement between Participant and the Company dated January 15, 1998.

     15.  Notices.  Any notice required to be given or delivered to the Company
          -------
under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one (1) business day after deposit with any return receipt express courier (prepaid); or (iv) one (1) business day after transmission by facsimile, rapifax or telecopier.

     16.  Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement or the Exercise Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

     17.  Governing Law.  This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     18.  Acceptance.  Participant hereby acknowledges receipt of a copy of the
          ----------
Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement effective as of the Date of Grant.



HOSTPRO, INC.                               PARTICIPANT

By: /s/                                     By:  /s/
Name:   James R. Stewart
Title:  Senior Vice President & CFO
Date:   March 21, 2001

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